UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2008
LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10546 (Commission File Number)	36-2229304 (IRS Employer Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois (Address of principal executive offices)	60018 (Zip Code)
(847) 827-9666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 15, 2008 the Board of Directors of Lawson Products, Inc. (the “Company”) authorized the Company to enter into indemnification agreements with each of its directors and with each officer of the Company specified by the Compensation Committee of the Board of Directors. The indemnification agreements provide, among other things, that the Company will indemnify the indemnitees and advance expenses to the indemnitees to the fullest extent permitted by law in connection with proceedings related to the indemnitees’ service on behalf of the Company. Under the indemnification agreement, an indemnitee will be indemnified against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.
     The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 15, 2008 the Board of Directors of the Company approved an amendment and restatement of the Company’s bylaws (i) to provide that former officers and directors, in addition to current officers and directors, shall be entitled to the payment of expenses in advance of the final disposition of a claim for which indemnification may be sought, upon receipt of an undertaking to repay such amount if it is ultimately determined that the officer or director is not entitled to indemnification and (ii) to clarify that no amendment or repeal of the indemnification provisions of the bylaws shall adversely affect the right of current or former officers or directors to indemnification with respect to acts or omissions occurring at or prior to the time of such amendment or repeal.
     The foregoing description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amended and Restated Bylaws, effective September 15, 2008.

10.1	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC. (Registrant)
Date: September 19, 2008	By:	/s/ Neil E. Jenkins
		Name:	Neil E. Jenkins
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title

3.1	Amended and Restated Bylaws, effective September 15, 2008
10.1	Form of Indemnification Agreement